Exhibit 99.1
MetaStat Announces Reverse Stock Split in Preparation for a Proposed Uplisting to a National Market

MetaStat takes action to enact a 1-for-15 reverse stock split as the next step in the process of uplisting its stock on a national securities exchange

BOSTON – October 7, 2015 – MetaStat, Inc. (OTCQB: MTST), a molecular diagnostic company, today announced that effective 7:00 a.m. Eastern Standard Time, October 8, 2015, the company will implement a 1-for-15 reverse split of its common stock for the purpose of qualifying for the minimum stock price requirement for listing on a national securities exchange, such as the NASDAQ Capital Market or NYSE Market. The company’s common stock will begin trading on a post-split basis on the OTCQB under the temporary symbol “MTSTD” effective with the open of trading tomorrow, October 8, 2015.

“This is an important step in our previously announced capital markets strategy to increase the liquidity and visibility of MetaStat’s common stock on behalf of shareholders” said Douglas A. Hamilton, President and Chief Executive Officer of MetaStat. “Uplisting to a national securities exchange will allow greater access to capital to help commercialize our first product offering and expand the depth and breadth of our product pipeline.”

The reverse stock split was approved by MetaStat’s board of directors on January 29, 2015 and by the shareholders at a special shareholders meeting on June 22, 2015. On the effective date of the reverse split, every 15 shares of issued and outstanding common stock will become 1 share of newly issued and outstanding common stock.  The reverse stock split will not affect any shareholder’s ownership percentage of MetaStat. Any fractional shares resulting from the reverse split will be rounded up to the nearest whole share. The company’s common stock will also trade under a new CUSIP number of 59140A203.

Regulatory approval for the reverse stock split was granted by the Financial Industry Regulatory Authority (FINRA) on October 6, 2015. Shareholders should direct any questions concerning the reverse split to their broker or the company’s transfer agent, TranShare Corporation, (303) 662-1112.

About MetaStat, Inc.
MetaStat, Inc. (MTST) is a molecular diagnostic company that develops and commercializes tissue-based diagnostic tests for prediction of cancer metastasis, the process by which cancer spreads from a primary tumor through the bloodstream to other areas of the body. MetaStat is focused on breast, lung, colorectal and prostate cancers, where aggressive cancer is responsible for approximately 90% of all deaths. Both the MetaSite Breast™ and MenaCalc™ assays are designed to accurately stratify patients based on the aggressiveness of their tumor and risk the cancer will spread. MetaStat's testing platform improves treatment planning decisions by positively identifying patients at high-risk of metastasis who need aggressive therapy and by sparing patients with a low-risk of metastasis from the harmful side effects and expense of chemotherapy. The company is based in Boston, MA.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements as a result of various factors and other risks, including those set forth in the company's Form 10-K filed with the Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements in this release are made as of the date hereof and the company undertakes no obligation to update such statements.

Contact:
MetaStat
Rick Pierce, 617-531-0874
Rpierce@metastat.com